                                                                    Exhibit 99.1

For Immediate Release                        Contact: Innisfree M&A Incorporated
                                                                Michael C. Brinn
                                                                  (212)-750-8253
Lone Star Steakhouse & Saloon, Inc.                                Nasdaq:  STAR
Wichita, Kansas                                                November 30, 2006

                 LONE STAR STEAKHOUSE & SALOON ANNOUNCES AMENDED
              MERGER AGREEMENT WITH AFFILIATES OF LONE STAR FUNDS,
                   RAISING PRICE TO $27.35 PER SHARE IN CASH

Lone Star Steakhouse & Saloon, Inc. (Nasdaq: STAR) announced today that its previously announced merger agreement with affiliates of Lone Star Funds, a
Dallas-based private equity firm, has been amended to increase the aggregate consideration to be received by Lone Star Steakhouse & Saloon's stockholders from $27.10 to $27.35 per share in cash.

The amended merger agreement has been unanimously approved by Lone Star
Steakhouse & Saloon's board of directors.

Lone Star Steakhouse & Saloon also announced that it has received the requisite vote of its stockholders to adjourn its special meeting of stockholders to vote on the merger agreement. Lone Star Steakhouse & Saloon has adjourned the special meeting from November 30, 2006 until Tuesday, December 12, 2006 at 1:00 p.m.,
Eastern Time, at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, located at Park Avenue Tower, 65 East 55th Street, New York, New York 10022. The
record date for stockholders entitled to vote at the special meeting remains
October 17, 2006. Lone Star Steakhouse & Saloon noted that stockholders that have previously voted may change their vote, but need not vote again.

Fred Chaney, Chairman of the Board of Lone Star Steakhouse & Saloon, said, "The
Board of Directors unanimously believes that the amended transaction is the best way to deliver enhanced value to our stockholders. If they have not done so already, we urge our stockholders to vote FOR the transaction at the December
12, 2006 special meeting. We expect to close the transaction promptly after receipt of stockholder approval."

Lone Star Funds, despite the similarity in name, is not an affiliate or associate of Lone Star Steakhouse & Saloon, and Lone Star Funds does not have any relationship with Lone Star Steakhouse & Saloon, except with respect to the merger agreement. No members of the management or the board of directors of Lone

Star Steakhouse & Saloon will be participating with Lone Star Funds or its affiliates in the purchase of Lone Star Steakhouse & Saloon.

Lone Star Steakhouse & Saloon stockholders are reminded that their vote is extremely important. Approval of the transaction requires the affirmative vote of the holders of a majority of Lone Star Steakhouse & Saloon's outstanding shares. Not voting or abstaining from voting has the same effect as a vote against the transaction. Lone Star Steakhouse & Saloon will promptly mail a supplement to its definitive proxy statement to stockholders entitled to vote at the special meeting.

Stockholders who have any questions or need assistance in voting their shares are advised to call Lone Star Steakhouse & Saloon's proxy solicitor, Innisfree
M&A Incorporated, toll-free at (877) 456-3488.

Lone Star Steakhouse & Saloon currently owns and operates 217 domestic Lone Star
Steakhouse & Saloon restaurants, 15 Sullivan's Steakhouse restaurants; five Del
Frisco's Double Eagle Steak House restaurants, one Frankie's Italian Grille restaurant and 23 Texas Land & Cattle Steak House restaurants. Licensees operate four domestic and 13 international Lone Star restaurants, and one domestic Del
Frisco's Double Eagle Steak House restaurant.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section
21E of the Securities Exchange Act of 1934, as amended. Although the Company believes the assumptions underlying the forward-looking statements contained herein, including future operating performance, comparable sales and the development plans of the Company, are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements contained in the press release will prove to be accurate.

                   CERTAIN INFORMATION CONCERNING PARTICIPANTS

Lone Star Steakhouse & Saloon, Inc. (the "Company") has made a definitive filing with the Securities and Exchange Commission of a proxy statement and accompanying proxy card to be used to solicit votes in favor of the transactions
(the "Transactions") contemplated by the Agreement and Plan of Merger, dated as of August 18, 2006, as amended as of November 30, 2006, by and among the
Company, Lone Star U.S. Acquisitions LLC and COI Acquisition Corp., at the
special meeting of stockholders of the Company to be held on December 12, 2006
(the "Special Meeting").

THE COMPANY STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY
STATEMENT AND OTHER PROXY MATERIALS RELATING TO THE SPECIAL MEETING, INCLUDING
ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN, AND ANY
AMENDMENTS OR SUPPLEMENTS WILL CONTAIN, IMPORTANT INFORMATION. SUCH PROXY
MATERIALS ARE, AND ANY AMENDMENTS OR SUPPLEMENTS TO THOSE MATERIALS WILL BE,
AVAILABLE AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION'S WEB SITE AT
HTTP://WWW.SEC.GOV. IN ADDITION, A STOCKHOLDER WHO WISHES TO RECEIVE A COPY OF
THE DEFINITIVE PROXY MATERIALS, WITHOUT CHARGE, SHOULD SUBMIT THIS REQUEST TO
THE COMPANY'S PROXY SOLICITOR, INNISFREE M&A INCORPORATED, AT 501 MADISON
AVENUE, 20TH FLOOR, NEW YORK, NEW YORK 10022 OR BY CALLING INNISFREE TOLL-FREE
AT (877) 456-3488.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the Transactions. Information concerning the interests of the Company and the other participants in the solicitation is set forth in the Company's definitive proxy statement filed with the Securities and Exchange Commission in connection with the Transactions and
Annual Reports on Form 10-K, previously filed with the Securities and Exchange
Commission.